EXHIBIT 99
                                INDEX TO EXHIBIT


EXHIBIT NO.       DESCRIPTION                                       PAGE

   99             News release of FVNB Corp.                         5-7
                  dated July 27, 2000

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
                                   EXHIBIT 99

PRESS RELEASE                                       FOR FURTHER  DAVID M. GADDIS
IMMEDIATE RELEASE                                   INFORMATION: PRESIDENT & CEO
JULY 27, 2000                                                    FVNB CORP.
                                                                 361-572-6500


                 FVNB CORP. SECOND QUARTER DIVIDEND ANNOUNCEMENT

VICTORIA, TEXAS-FVNB Corp. (Nasdaq:FVNB) announced today that on July 26, 2000, the Board of Directors of FVNB Corp. declared a regular cash dividend of $.35 per share payable on August 18, 2000 to shareholders of record as of August 4, 2000.

FVNB Corp. also announced that consolidated net income of the Company for the six months ended June 30, 2000 was approximately $4.18 million, or $1.76 per share. This compares to consolidated net income of approximately $3.82 million, or $1.61 per share, for the same period in 1999. The growth in net income of approximately $.36 million from 1999 to 2000 represents an increase of approximately 9.42%. The Company's return on average assets of 1.28% and return on average equity of 13.95% for the six months ended June 30, 2000 compare to 1.22% and 13.22%, respectively, for the same period in 1999.

As of June 30, 2000 and December 31, 1999, the Company reported total consolidated assets of approximately $673 million and $655 million, respectively. Consolidated deposits of the Company were approximately $563 million at June 30, 2000 compared to $555 million as of December 31, 1999.

"We are continuing to experience excellent growth in earnings as a result of increased non-interest income and steady quality loan growth. Net income is up over 9% for the first six months of 2000. Net of non- recurring items, such as interest recoveries on restructured loans and a negative provision for loan losses, totaling $.963 million in 1999, and interest recoveries of $.201 million in 2000, our core earnings are up over 39%. That indicates that our strategy of independent, responsive banking is paying off," commented David M. Gaddis, President & Chief Executive Officer of FVNB Corp.


Noted Financial Data

o Net interest income of the Company was approximately $13,468,000 in the first six months of 2000 compared to $12,851,000 for the same period in 1999. This increase of approximately $617,000, or 4.80%, is due primarily to an overall increase in the yields on earning assets as well as a shift in the mix of earning assets from investment securities into higher yielding loans. In addition, the Company experienced rising rates on interest-bearing liabilities during the first six months of 2000 resulting in higher interest costs. These increased interest costs were more than offset by the favorable impact of increased yields on earning assets.

o Non-interest income of the Company was approximately $5,082,000 in the first six months of 2000 compared to $3,494,000 for the same period in 1999. This represents an increase of approximately $1,588,000, or 45.45%. Significant components of the Company's non-interest income include trust service fees, services charges and fees on deposit accounts, and income from leasing activities. Non-interest income increased in 2000 due primarily to the impact of rental income recognized as the result of the operating lease of an aircraft entered into by a wholly owned operating subsidiary of First Victoria National Bank in June 1999. First Victoria National Bank is a wholly owned subsidiary bank of the Company.

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o The Company reported non-interest expense of approximately $11,878,000 for the first six months of 2000 compared to $10,482,000 for the same period in 1999. This represents an increase of approximately $1,396,000, or 13.32%. Significant components of non-interest expense include salaries and employee benefits, net occupancy and furniture and equipment expense, professional fees, data processing expense and amortization of goodwill and intangibles. The Company experienced increases in this area during 2000 due primarily to expenses associated with leasing activities entered into by First Victoria National Bank in June 1999.

o On April 14, 2000, First Victoria National Bank completed the acquisition of Mid-Coast Savings Bank. Upon completion of the transaction, the two banks merged with the existing branches of Mid-Coast becoming branches of First Victoria National Bank. Total intangible assets associated with the acquisition were approximately $4,257,000.

FVNB Corp. is a financial holding company whose principal operating subsidiaries are First Victoria National Bank with locations in Victoria, Port Lavaca, Taft, Edna, and Ganado, Texas, and Citizens Bank of Texas N.A., with locations in New Waverly, The Woodlands, and Huntsville, Texas. As of June 30, 2000, total consolidated assets of the company were approximately $673 million and consolidated equity capital was approximately $62 million.

["Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities Exchange Commission.] Subsidiary Banks, Member FDIC

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                                   FVNB CORP.
                   CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

CONDENSED CONSOLIDATED BALANCE SHEETS             JUNE 30,  DECEMBER 31,  JUNE 30,
                                                    2000        1999       1999
---------------------------------------------------------------------------------
ASSETS                                                    (IN THOUSANDS)
  Cash and due from banks ....................   $ 25,732    $ 26,993    $ 23,327
  Federal funds sold .........................      2,610      38,170       3,570
  Investment securities ......................    153,665     158,776     171,403
  Loans and leases ...........................    441,846     387,407     366,442
  Premises and equipment .....................     30,729      30,693      31,790
  Goodwill ...................................     14,543      10,719      10,721
  Other assets ...............................      8,514       6,999       8,189
                                                 --------    --------    --------
          TOTAL ASSETS .......................   $673,035    $655,184    $611,229
                                                 ========    ========    ========

LIABILITIES
  Deposits:
    Non interest-bearing deposits ............   $ 98,494    $ 90,857    $ 86,798
    Interest-bearing deposits ................    464,103     463,963     412,791
                                                 --------    --------    --------
       Total deposits ........................    562,597     554,820     499,589
  Federal funds purchased and securities
    sold under agreements to repurchase ......     11,900       3,750      16,750
  Other borrowed funds .......................     28,040      27,827      29,014
  Other liabilities ..........................      8,393       8,478       6,873
                                                 --------    --------    --------
          TOTAL LIABILITIES ..................    610,930     594,875     552,226

SHAREHOLDERS' EQUITY .........................     62,105      60,309      59,003
                                                 --------    --------    --------

             TOTAL LIABILITIES & SHAREHOLDERS'
               EQUITY ........................   $673,035    $655,184    $611,229
                                                 ========    ========    ========

CAPITAL RATIOS
  Leverage Ratio .............................       7.88%       8.40%       8.17%
  Risk Based Ratios -
    Tier I Capital ...........................      10.96%      12.23%      12.54%
    Total Regulatory Capital .................      11.94%      13.28%      13.58%

CONDENSED CONSOLIDATED STATEMENTS        THREE MONTHS ENDED        SIX MONTHS ENDED
  OF INCOME                                    JUNE 30,                 JUNE 30,
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)   2000        1999         2000       1999
-------------------------------------------------------------------------------------
Interest income .....................   $ 12,791    $ 11,968     $ 24,462    $ 22,330
Interest expense ....................      5,713       4,780       10,994       9,479
                                        --------    --------     --------    --------
  NET INTEREST INCOME ...............      7,078       7,188       13,468      12,851
Provision for loan and lease losses .         60        (150)         110        (145)
                                        --------    --------     --------    --------
  NET INTEREST INCOME AFTER PROVISION
    FOR LOAN AND LEASE LOSSES .......      7,018       7,338       13,358      12,996
Non-interest income .................      2,649       1,712        5,082       3,494
Non-interest expense ................      6,324       5,394       11,878      10,482
                                        --------    --------     --------    --------
  INCOME BEFORE INCOME TAXES ........      3,343       3,656        6,562       6,008
Income tax expense ..................      1,228       1,351        2,386       2,193
                                        --------    --------     --------    --------
  NET INCOME ........................   $  2,115    $  2,305     $  4,176    $  3,815
                                        ========    ========     ========    ========
Basic earnings per share ............   $    .90    $    .97     $   1.76    $   1.61
                                        ========    ========     ========    ========
Diluted earnings per share ..........   $    .84    $    .93     $   1.68    $   1.56
                                        ========    ========     ========    ========

Return on average assets ............       1.27%       1.47%        1.28%       1.22%
Return on average equity ............      13.92%      15.50%       13.95%      13.22%

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